INCREMENTAL TERM LOAN ASSUMPTION AGREEMENT dated as of July 22, 2009 (this "Agreement"), among TEREX CORPORATION, a Delaware corporation ("Terex"), J.P. MORGAN CHASE INTERNATIONAL FINANCING LIMITED ("JPM") and CREDIT SUISSE ("CS"), as administrative agent (in such capacity, the "Administrative Agent").

A.

Reference is made to the Credit Agreement dated as of July 14, 2006 (as amended by Amendment No. 1 thereto dated as of January 11, 2008, Amendment No. 2 thereto dated as of February 24, 2009 and Amendment No. 3 thereto dated as of May 27, 2009, and as further amended or otherwise modified and in effect from time to time, the "Credit Agreement"), among Terex, the subsidiaries of Terex party thereto, the Lenders party thereto, the Administrative Agent and CS as collateral agent (in such capacity, the "Collateral Agent").

B.

Pursuant to Section 2.27 of the Credit Agreement, Terex has requested that JPM and/or any affiliate thereof, as JPM shall deem appropriate (together with JPM, the "Incremental Lender") provide Terex with an Incremental Term Loan Commitment.

C.	The Incremental Lender is willing to provide Terex with an Incremental Term Loan Commitment, on the terms and subject to the conditions set forth herein and in the Credit Agreement.
D.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINED TERMS

Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of construction set forth in Section 1.02 of the Credit Agreement shall apply equally to this Agreement. This Agreement shall be an "Incremental Assumption Agreement" for all purposes of the Credit Agreement and the other Loan Documents.

2.	TERMS AND CONDITIONS

The Incremental Term Loan Commitment evidenced hereby shall be a commitment to make Other Term Loans to Terex having the following terms and conditions:

Incremental Term Loan Commitment Amount:

The Dollar Equivalent of €46,625,000.00 determined as of two Business Days prior to the Incremental Term Loan Closing Date; provided, however, that to the extent such Dollar Equivalent would exceed the then available Incremental Amount, it shall be reduced to the then available Incremental Amount.

Incremental Term Loan Closing Date:

The full amount of the Incremental Term Loan to be made under this Agreement shall be made on the first date on which each of the conditions set forth in Section 3 is satisfied or such later date on which such conditions are satisfied as may be agreed upon by JPM and Terex, in each case with notice to the Administrative Agent (such date, the "Incremental Term Loan Closing Date"). If the Incremental Term Loan Closing Date shall not have occurred on or prior to July 31, 2009, then the Incremental Term Loan Commitment hereunder may be terminated by JPM, in its sole discretion.

Use of Proceeds:	For working capital and other general corporate purposes.
Incremental Term Loan Maturity Date:	The Term Loan Maturity Date.
Incremental Term Loan Repayment Dates and Amounts:	As set forth in Annex I hereto.
Applicable Percentage:	3.75% per annum, in the case of any Eurocurrency Incremental Term Loan. 2.75% per annum, in the case of any ABR Incremental Term Loan.
Certain Representations:

Terex hereby confirms that, as of the Incremental Term Loan Closing Date, assuming satisfaction of the conditions set forth in Section 3 below, all terms and conditions for the making of this Incremental Term Loan under the Credit Agreement will have been satisfied, including all such terms and conditions set forth in Section 2.27 of the Credit Agreement.

General:

The Incremental Term Loans described above shall constitute "Incremental Term Loans" and “Other Term Loans” for all purposes of the Credit Agreement and the other Loan Documents, and the Incremental Lender shall be a Lender with respect to such Incremental Term Loans for all purposes of the Credit Agreement and the other Loan Documents.

No Borrowing Request delivered in connection with this Agreement shall be effective unless such Borrowing Request specifies “Eurocurrency Borrowing” as the “Type of Borrowing.” Notwithstanding any right of the Borrower under Section 2.10 of the Credit Agreement to convert any Eurocurrency Borrowing denominated in dollars into an ABR Borrowing, no such right shall be applicable with respect to any Borrowing under this Agreement and the Borrower shall not deliver any notice to the Administrative Agent seeking to exercise any such right.

Notwithstanding Section 2.02 of the Credit Agreement, JPM shall not be required to transfer funds to the account designated by the Administrative Agent on the date proposed in the applicable Borrowing Request unless each of the conditions set forth in Section 3 is satisfied by no later than 10:30 a.m. Local Time on such date. If the Incremental Term Loan Closing Date does not occur on the date specified in any Borrowing Request, such Borrowing Request shall cease to be effective.

The Incremental Lender hereby acknowledges that the Credit Agreement has been amended as of May 27, 2009, to, among other things, require Terex to make an optional prepayment of a portion of the Term Loans outstanding as of May 27, 2009 (the "Required Prepayment").  Notwithstanding anything to the contrary set forth herein or in the Credit Agreement, the Incremental Lender agrees that the Required Prepayment shall not be applied to any of the Incremental Term Loans hereunder.

3.	CONDITIONS PRECEDENT.

The obligation of JPM to make Incremental Term Loans hereunder shall be subject to satisfaction of the following conditions precedent:

(a)

On the Incremental Term Loan Closing Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Credit Agreement shall be satisfied, and each of the Administrative Agent and JPM shall have received a certificate to that effect dated such date and executed by a Financial Officer of Terex.

(b)

The Administrative Agent and JPM shall each have received a duly completed Borrowing Request in accordance with the provisions of Section 2.03 of the Credit Agreement. The Incremental Lender and the Administrative Agent each hereby waives the requirement in Section 2.03 of the Credit Agreement that Terex give three Business Days’ notice to the Administrative Agent to request a Borrowing.

(c)

The Terex Settlement shall have occurred. Terex Settlement shall mean (i) the endorsement by Fantuzzi Industries S.a.r.l. of share certificates representing the entire share capital of Reggiane Cranes & Plants S.p.A. in favour of Terex Italia S.r.l. and (ii) the transfer of the shares representing the entire share capital of Noell Crane Holding GmbH from Fantuzzi Industries S.a.r.l. to Terex Germany GmbH & Co KG.

(d)

The Administrative Agent shall have received, on behalf of itself and JPM, a favorable written opinion of Eric Cohen, General Counsel of Terex, satisfactory to the Administrative Agent and JPM, (i) dated the Incremental Term Loan Closing Date, (ii) addressed to the Administrative Agent and JPM and (iii) covering such matters relating to the Loan Documents as the Administrative Agent or JPM shall reasonably request, and Terex hereby requests such counsel to deliver such opinion.

(e)

The Administrative Agent and JPM shall each have received (i) a copy of the certificate of incorporation, including all amendments thereto, of Terex, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of Terex as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of Terex dated the Incremental Term Loan Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of Terex as in effect on the Incremental Term Loan Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of Terex authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation of Terex has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement on behalf of Terex; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as JPM or the Administrative Agent may reasonably request.

(f)

JPM shall have received evidence satisfactory to it that J.P. Morgan Europe Limited (“JPMEL”) has been paid €46,625,000.00 in immediately available funds in satisfaction of amounts owing by Fantuzzi to JPMEL under the loan agreement dated 11 July 2006 between, amongst others, JPMEL and Fantuzzi.

4.	CERTAIN AGREEMENTS
(a)

For the avoidance of doubt and without limiting the application thereof, the parties hereto hereby agree that (i) the provisions of Section 9.05 of the Credit Agreement shall apply to the execution and delivery of, and the performance of the parties' respective obligations under, this Agreement, the making of the Incremental Term Loans and the use of the proceeds thereof and the other transactions contemplated hereby and (ii)if there is any inconsistency between the terms for Incremental Term Loans as set forth herein and the terms described in the Credit Agreement for Incremental Term Loans (including minimum increments applicable to a Commitment and use of proceeds of any Borrowing) then the Credit Agreement shall be deemed amended to reflect the terms described herein as contemplated by the penultimate sentence of Section 2.27(b) of the Credit Agreement.

5.	APPLICABLE LAW

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6.	NOTICES

All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Credit Agreement. Any notice addressed to JPM shall be sent to JPM at 10 Aldermanbury, London, EC2V 7RF or via facsimile to it at +44 (207) 777 3459 with a copy via email to frederic.distel@jpmorgan.com and valentina.recla@jpmorgan.com, in either case to the attention of Frederic Distel and Valentina Recla.

7.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission or email shall be as effective as delivery of a manually signed counterpart hereof.

8.	HEADINGS

The headings and cover page of this Agreement are for convenience of reference only, are not part of this Agreement and are not to be taken into consideration in interpreting this Agreement.

9.	EFFECTIVENESS

This Agreement shall become effective as of the date that the Administrative Agent shall have received counterparts of this Agreement which, when taken together, bear the signatures of Terex, JPM and the Administrative Agent. This Agreement may not be amended, supplemented or otherwise modified other than in a writing signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

TEREX CORPORATION

By:

Name:

Title:

J.P. MORGAN CHASE INTERNATIONAL FINANCING LIMITED

By:

Name:

Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

as Administrative Agent,

By:

Name:

Title:

By:

Name:

Title:

ANNEX I

Incremental Term Loan Repayment Dates and Amounts

Terex shall pay to the Administrative Agent, for the account of the Lenders, on the dates set forth below or, if any such date is not a Business Day, on the next succeeding Business Day (each such date being a Repayment Date), a principal amount of the Incremental Term Loan hereunder (as adjusted from time to time pursuant to Sections 2.12(b) and 2.13(e) of the Credit Agreement) equal to the percentage set forth below opposite such date of the aggregate principal amount of the Incremental Term Loan made hereunder together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment:

Repayment Date	Percentage
September 30, 2009	.25%
December 31, 2009	.25%
March 31, 2010	.25%
June 30, 2010	.25%
September 30, 2010	.25%
December 31, 2010	.25%
March 31, 2011	.25%
June 30, 2011	.25%
September 30, 2011	.25%
December 31, 2011	.25%
March 31, 2012	.25%
June 30, 2012	.25%
September 30, 2012	.25%
December 31, 2012	.25%
March 31, 2013	.25%
Term Loan Maturity Date	96.25%

Page 7